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                                                                    Exhibit 23.6



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We have issued our report dated February 4, 2000, accompanying the financial statements of BidBuyBuild, Inc. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/Grant Thornton LLP

Chicago, Illinois
February 11, 2000